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                                                                     Exhibit 5.1

                            Doepken Keevican & Weiss
                            Professional Corporation
                             37th Floor, USX Tower
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219
                                 (412) 355-2600

                                February 3, 1997

COMFORCE Corporation
2001 Marcus Avenue
Lake Success, NY  11042

          RE:  COMFORCE Corporation
               SEC Registration No. 33-60403

Ladies and Gentlemen:

          We have acted as counsel for COMFORCE Corporation, a Delaware corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "SEC") by the Company of 11,096,157 shares of the Company's common stock (the "Common Stock") pursuant to the Securities Act of 1933, as amended (the "Act") for sale by certain selling stockholders.

          In connection with the registration, we have examined the following:

          (a) The Certificate of Incorporation and By-laws of the Company, each as amended to date;

          (b) The Registration Statement on Form S-1 and all amendments thereto (as amended, the "Registration Statement"), including the Prospectus which is a part thereof (the "Prospectus"), relating to the Common Stock, as filed with the SEC;

          (c) Resolutions of the Board of Directors of the Company authorizing the issuance and registration of the Common Stock; and
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COMFORCE CORPORATION
February 3, 1997
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          (d)  Such other documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

          The opinions hereinafter expressed are subject to the following qualifications and assumptions :

          (i) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

          (ii) As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

          (iii) We express no opinion on the laws of any jurisdiction other than the United States of America and the General Corporation Law of the State of Delaware.

          Based upon and subject to the foregoing, we are pleased to advise you that, insofar as the laws of the State of Delaware and the United States of America are concerned, it is our opinion that the shares of Common Stock being registered for resale under the Registration Statement will, when sold thereunder, be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name in the Prospectus in connection with the matters referred to under the caption "Legal Matters".

                              Very truly yours,

                              /s/ Doepken Keevican & Weiss

                              DOEPKEN KEEVICAN & WEISS
                              PROFESSIONAL CORPORATION